STOCK PURCHASE PLAN

This Stock Purchase Plan (the “Purchase Plan”) is entered into on __________ __, 2012 (the “Commencement Date”) by and between ___________ (“Broker”) and Andina Acquisition Corporation (the “Company”).  This Purchase Plan relates to the purchase, on a “not held” basis, of ordinary shares issued by the Company (the “Shares”), and is intended to comply with the provisions of Rule 10b5-1 (“Rule 10b5-1”).

A)	Purchase Plan Requirements

1.
On any day on which there is trading on the [OTC Bulletin Board][Nasdaq Capital Markets] (subject to the purchase instructions in Appendix A), Broker will act as the Company’s exclusive agent to repurchase Shares in accordance with Appendix A.

2.
Purchases made by Broker pursuant to this Purchase Plan shall be made only in accordance with Appendix A, and shall be made at the prevailing market prices, pursuant to the limitations stated in Appendix A, in open-market transactions.

3.	Broker shall be entitled to a commission of $__ per share.

4.	Purchases of the Shares under this Purchase Plan shall be made outside the provisions of Rule 10b-18 as promulgated under the Securities Exchange Act of 1934, as amended (“Rule 10b-18”).

B)	The Company’s Representations, Warranties and Covenants

The Company makes the following representations and warranties, each of which shall continue while this Purchase Plan is in effect and will survive the termination of this Purchase Plan:

1.
At the time of the Company’s execution of this Purchase Plan, the Company is not aware of any material, non-public information with respect to the Company or the Shares.  The Company is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 or other applicable securities laws.

2.
Purchases of Shares under this Purchase Plan have been duly authorized by the Company and are not prohibited by any legal, regulatory or contractual restriction or undertaking binding on the Company.  The Company will inform Broker as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Purchase Plan by Broker or the Company and of the occurrence of any event that would cause the Purchase Plan to be suspended or to end as contemplated in Section D and Section F.

3.	The Company agrees not to enter into or alter any corresponding or hedging transaction with respect to the Shares while this Purchase Plan remains in effect.

4.
The Company acknowledges and agrees that the Purchase Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code, as it may be amended (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

5.	This Purchase Plan constitutes the Company’s legal, valid and binding obligation enforceable against the Company in accordance with its terms.

6.
The Company acknowledges and agrees that purchases of Shares by Broker pursuant to Appendix A will not be made in accordance with the provisions of Rule 10b-18 and that, in accordance with Section A(4), above, Broker shall nevertheless make purchases of Shares as provided in Appendix A without compliance with any of the requirements of Rule 10b-18.

7.	The Company will promptly notify Broker of the date the Company announces an initial business combination.

C)	Purchase Instructions

See Appendix A.

D)	Suspension of Purchases

The Company acknowledges and agrees that Broker may suspend purchases under this Purchase Plan in the event that:

1.
Broker determines that it is prohibited from purchasing Shares by a legal, contractual or regulatory restriction applicable to it or its affiliates or to the Company and its affiliates (other than any such restriction relating to the Company’s possession or alleged possession of material nonpublic information about the Company or the Shares).

2.
Broker determines, in its sole discretion, that a market disruption has occurred, beyond the control of Broker that would materially interfere with Broker’s ability to carry out the terms of this Purchase Plan.

3.	Trading in the Shares is halted or suspended.

4.
If any purchases cannot be executed as required by this Purchase Plan due to any of the events specified in Sections (D)(1), (D)(2) or (D)(3), Broker shall effect such purchases as promptly as practicable after the cessation or termination of such disruption, applicable restriction or other event.

E)	Modification of this Purchase Plan

Any modification of this Purchase Plan by the Company will be made in good faith and not as part of a scheme to evade the prohibitions of Rule 10b5-1, and only with Broker’s written consent.  In particular, the Company agrees that the Company will not modify or propose to modify this Purchase Plan at any time that the Company is aware of any material non-public information about the Company and/or the Shares and that the Company will be deemed to repeat its representations in Section B at the time of such modification.  Termination of this Purchase Plan by the Company pursuant to Section F(1)(ii) shall not be deemed a modification of this Purchase Plan.

F)	Termination of this Purchase Plan

1.	This Purchase Plan will terminate upon the earliest of one of the following events:

i.	The terms outlined in Appendix A have been met;

ii.	Broker is prohibited by law or other governmental agency from engaging in purchasing activity as the Company’s agent under this Purchase Plan; and

iii.	The Company notifies the Broker of its termination.

2.	Any transaction pending at the time Broker receives a notice referred to in Section F shall be completed and Broker shall receive the commission set forth in Section A (3).

G)	Indemnification and Limitation on Liability

1.
The Company agrees to indemnify and hold harmless Broker (and its directors, officers, employees and affiliates) from and against all claims, liabilities, losses, damages and expenses (including reasonable attorney’s fees and costs) arising out of or attributable to:  (a) any material breach by the Company of this Purchase Plan (including the Company’s representations and warranties), and (b) any violation by the Company of applicable laws or regulations.  The Company will have no indemnification obligations in the case of gross negligence or willful misconduct of Broker or any other indemnified person. This indemnification will survive the termination of this Purchase Plan.

2.	Notwithstanding any other provision herein, neither Broker nor the Company will be liable for:

i.
Special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages or any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.

ii.
Any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

3.
The Company acknowledges and agrees that Broker has not provided the Company with any tax, accounting or legal advice with respect to this Purchase Plan, including whether the Company would be entitled to any of the affirmative defenses under Rule 10b5-1.

H)	Governing Law

This Purchase Plan will be governed by, and construed in accordance with, the laws of the State of New York, without regard to such State’s conflict of laws rules.

I)	Entire Agreement

This Purchase Plan (including any Annexes or Exhibits) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any previous or contemporaneous agreements, understandings, proposals or promises with respect thereto, whether written or oral.

This Purchase Plan and each party’s rights and obligations hereunder may not be assigned or delegated without the written permission of the other party and shall inure to the benefit of each party’s successors and permitted assigns, whether by merger, consolidation or otherwise.

J)	Notices

All required notifications under this Purchase Plan shall be made in writing (signed by facsimile) and confirmed by telephone to:

To Issuer: Name: Andina Acquisition Corporation Attention: Chairman of the Board Address: 750 Lexington Ave., New York, NY 10022 Telephone: Fax: E-Mail:	Copies to: Name: Graubard Miller Attention: David Alan Miller, Esq. Address: 405 Lexington Ave., 19th Fl., New York, NY 10174 Telephone: 212-818-8800 Fax: 212-818-8881 E-Mail: dmiller@graubard.com

To Broker: Primary Contact: Alternate Contact #1: Alternate Contact #2: Address: Telephone: Fax: E-Mail:	Copies to: Name: Address: Telephone: Fax: E-mail:

K)	Counterparts

This Purchase Plan may be executed in two or more counterparts and by facsimile signature.

IN WITNESS WHEREOF, the undersigned have executed this Purchase Plan as of the date first written above.
ANDINA ACQUISITION CORPORATION	BROKER

By:	By:
Name:	Name:
Title:	Title:
Account #

Appendix A

Name of Buyer:	Name of Issuer:	Ticker:

Purchase Instructions

*** INFORMATION ON GRID MUST BE TYPED ***

(a)	Sale Period(s)	(b)	Authorized Number of Shares to be Purchased	(c)	Authorized Dollar Amount to be Purchased	(d)	Limit Price (“Market” if a Market Order)
Start Date	End Date
TBD (See Special Instructions Below)(1)	TBD (See Special Instructions Below)(2)	1,250,000 Shares (See Special Instructions Below)(3)		$12,000,000 (See Special Instructions Below)(4)		$9.60 (excluding commissions)

☐	Daily Purchases shall be executed pursuant to the safe harbor conditions of SEC Rule 10b-18, if available.

☒	Plan Share Cap
Authorized Number of Shares to be Purchased Under Plan: Up to 1,437,500

☒	Plan Dollar Cap
Authorized Dollar Amount to be Purchased Under Plan: $9.60
Inclusive of Commissions:  ☐ YES   ☒ NO

Comments and Special Instructions

1. The Start Date of the Purchase Plan will be the later of (i) 61 days after the effective date of the Registration Statement (as defined in the Purchase Plan) and (ii) the date purchases are permitted to be made pursuant to the rules and interpretations of the NASDAQ Capital Markets.  The Company will promptly notify Broker of the actual Start Date, if ever, once determined.

2. The End Date of the Purchase Plan will be the date the Company announces an initial business combination. The Company will promptly notify Broker of the End Date once it is determined.

3.  The Authorized Number of Shares That May Be Purchased may be increased up to an aggregate of 1,437,500 Shares as provided for in the Registration Statement.  The Company will promptly notify Broker if, and to what amount, the actual total number of Shares that may be purchased under the Purchase Plan has been increased.

4. The Authorized Dollar Amount to be Purchased may be increased proportionately with the number of Shares that may be purchased as described in note 3 above, up to a maximum of $13,800,000.  The Company will promptly notify Broker if, and to what amount, the actual maximum authorized dollar amount to be purchased under the Purchase Plan has been increased.